Exhibit 99.3
Form 8-K
aVinci Media Corporation
File No. 000-17288

UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of Secure Alliance Holdings Corporation (“SAH”) and the balance sheet of Sequoia Media Group, LC (“Sequoia”) as of March 31, 2008, accounting for the transaction as a recapitalization of Sequoia with the issuance of shares for the net assets of SAH (a reverse acquisition) and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of March 31, 2008.  The transaction was not completed as of March 31, 2008.

The following unaudited proforma condensed combined statements of operations combine the results of operations of Sequoia for the three months ended March 31, 2008 and SAH for the three months ended March 31, 2008 and the results of operations of Sequoia for the year ended December 31, 2007 and SAH for the year ended September 30, 2007 as if the transaction had occurred as of the October 1, 2006.

The proforma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of Sequoia and SAH.  These proforma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on the date indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2008

	Sequoia	SAH	Pro Forma Adjustments	Pro Forma Combined
Assets

Current assets:
Cash	$985,461	$9,363,061	(2,000,000)	$8,348,522
Marketable securities available-for-sale	-	303,300	(303,300)	-
Accounts receivable	299,166	33,470	(33,470)	299,166
Notes receivable	-	2,500,000	(2,500,000)	-
Inventory	40,302	-		40,302
Prepaid expenses	94,949	76,718		171,667
Deferred costs	265,142	-		265,142
Deposits and other current assets	9,030	-		9,030

Total current assets	1,694,050	12,276,549		9,133,829

Property and equipment, net	926,178	-		926,178
Intangible assets, net	72,614	-		72,614
Other Assets	20,408	4,000		24,408

Total assets	$2,713,250	$12,280,549		$10,157,029

Liabilities and Members' Equity (Deficit)

Current liabilities:
Accounts payable	$55,280	$106,433		$161,713
Accrued liabilities	1,183,825	157,901		1,341,726
Distributions payable	439,604	-		439,604
Current portion of capital leases	129,171	-		129,171
Current portion of deferred rent	50,771	-		50,771
Note payable	2,500,000	-	(2,500,000)	-
Deferred revenue	468,125	-		468,125

Total current liabilities	4,826,776	264,334		2,591,110

Capital lease obligations, net of current portion	201,649	-		201,649
Deferred rent, net of current portion	63,714	-		63,714

Total liabilities	5,092,139	264,334		2,856,473

Series B redeemable convertible preferred units, no
par value, 12,000,000 units authorized;
8,804,984 outstanding,
(liquidation preference of $6,603,182)	6,603,182	-	(6,603,182)	-

	Sequoia	SAH	Pro Forma Adjustments	Pro Forma Combined
Assets
Commitments and contingencies

Members' equity (deficit):
Series A convertible preferred units, no par value,
3,746,485 units authorized, 3,533,720
units outstanding (liquidation preference
of $474,229)	474,229	-	(474,229)	-
Common units, no par value, 90,000,000 units
authorized; 30,798,382, units outstanding	4,700,607	-	8,053,411	-
			(12,754,018)
Common stock, $.01 par value, authorized 100,000,000
shares; issued and outstanding 19,484,524 shares	-	194,840	(97,420)	487,281
			389,861
Additional paid-in capital	-	30,127,147	97,420	21,946,182
			(2,333,470)
			(389,861)
			12,754,018
			(18,309,072)
Accumulated deficit	(14,156,907)	(18,309,072)	18,309,072	(15,132,907)
			(976,000)
Accumulated other comprehensive income	-	3,300	(3,300)	-

Total members' equity (deficit)	(8,982,071)	12,016,215		7,300,556

Total liabilities and members' equity (deficit)	$2,713,250	$12,280,549		$10,157,029

Unaudited Pro Forma Condensed Combined Statements of Operations

	Sequoia	SAH
	Three Months ended	Three Months ended
	March 31, 2008	March 31, 2008	Pro Forma Adjustments	Pro Forma Combined

Sales	$73,496	$-		$73,496

Operating expense:
Cost of sales	173,097	-		173,097
Research and development	560,377	-		560,377
Selling and marketing	517,161	-		517,161
General and administrative	1,144,240	505,057		1,649,297
Depreciation and amortization	56,998	-		56,998

Total operating expense	2,451,873	505,057		2,956,930

Income (loss) from operations	(2,378,377)	(505,057)		(2,883,434)

Other income (expense):
Interest income	11,129	132,615	(80,000)	63,744
Interest expense	(71,289)	-		(71,289)

Total other income (expense)	(60,160)	132,615		(7,545)
Loss before income taxes and discontinued operations from continuing operations	(2,438,537)	(372,442)		(2,890,979)

Income tax expense	-	-		-

Loss from continuing operations	(2,438,537)	(372,442)		(2,890,979)

Preferred dividends and deemed dividends	(131,353)	-		(131,353)

Net loss applicable to common unit/shareholders	$(2,569,890)	$(372,442)		$(3,022,332)

Basic and diluted earnings (loss) per share:
Loss from continuing operations	$(0.09)	$(0.02)		$(0.06)

Basic weighted average common shares outstanding	30,228,842	19,444,794	(9,802,268)	48,628,640
			38,986,114

Unaudited Pro Forma Condensed Combined Statements of Operations

	Sequoia	SAHC
	Year ended	Year ended
	December 31, 2007	September 30, 2007	Pro Forma Adjustments	Pro Forma Combined

Sales	$541,856	$-		$541,856

Operating expense:
Cost of sales	57,068	-		57,068
Research and development	1,890,852	-		1,890,852
Selling and marketing	1,351,860	-		1,351,860
General and administrative	3,677,326	1,333,467		5,010,793
Depreciation and amortization	277,458	-		277,458

Total operating expense	7,254,564	1,333,467		8,588,031

Income (loss) from operations	(6,712,708)	(1,333,467)		(8,046,175)

Other income (expense):
Gain on disposal of 3CI pursuant to class-action settlement	-		(5,380,121)	(5,380,121)
Reorganization fee paid to Laurus	-	(6,508,963)		(6,508,963)
Interest income	66,524	580,861		647,385
Interest expense	(693,217)			(693,217)
Gain on collection of receivable	-			-
Gain on CCC bankruptcy settlement	-			-
Other expenses	-			-

Total other income (expense)	(626,693)	(5,928,102)		(11,934,916)
Loss before income taxes and discontinued operations	(7,339,401)	(7,261,569)		(19,981,091)

Income tax expense	-	75,808		75,808

Loss from continuing operations	(7,339,401)	(7,337,377)		(20,056,899)

Preferred dividends and deemed dividends	(498,251)	-	(976,000)	(1,474,251)

Net loss from continuing operations applicable to common unit/shareholders	$(7,837,652)	$(7,337,377)		$(21,531,150)

Basic earnings (loss) per share:
Loss from continuing operations		(0.03)		(0.03)

Basic weighted average common shares outstanding		33,499,128	(9,802,268)	43,431,974
			38,986,114
			(19,251,000)

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – PROFORMA ADJUSTMENTS

On December 6, 2007, SAH entered into an Agreement and Plan of Merger wherein SAH would acquire 100% of Sequoia through the issuance of 38,986,114 shares of restricted common stock in a transaction wherein Sequoia would become a wholly-owned subsidiary of SAH.  After effectiveness of the transaction, the former Sequoia unit holders will own approximately 80% of the issued and outstanding shares of SAH.  Because the shares issued in the transaction represent control of the total shares of the outstanding common stock immediately following the transaction, the transaction will be accounted for as a reverse acquisition.  The merger became effective on June 5, 2008.

Pro forma adjustments on the attached financial statements include the following:

[A]           To record the 1 for 2 reverse stock split of SAH common stock.

[B]           To reflect the conversion of Sequoia preferred units to Sequoia common units immediately prior to the closing of the transaction between SAH and Sequoia.   The conversion includes an additional 1,525,000 common units that were issued upon conversion in order to induce conversion.  These inducement units will be recorded as a preferential dividend, thus increasing the accumulated deficit and increasing the loss applicable to common unit/shareholders.

[C]           To record the acquisition of Sequoia by SAH through the issuance of 38,986,114 shares of common stock.  The ownership interests of the former owners of Sequoia in the combined enterprise will be greater than that of the ongoing shareholders of SAH and, accordingly, the management of Sequoia will assume operating control of the combined enterprise.  Consequently, the acquisition will be accounted for as the recapitalization of Sequoia, wherein Sequoia purchased the assets of SAH and accounted for the transaction as a “Reverse Acquisition” for accounting purposes.

[D]           To eliminate the accumulated deficit of SAH at the date of acquisition to reflect the purchase by Sequoia for accounting purposes.

[E]           To eliminate the Sequoia common units for consolidation.

[F]           To remove assets that will be distributed to SAH shareholders prior to the merger.  Prior to the effectiveness of the reverse merger, SAH will distribute $2 million in cash and 2,022,000 shares of Cashbox, a publicly listed UK company to the shareholders of SAH.

[G]           To remove expenses, gains, and shares repurchased in connection with the sale of SAH’s prior operations.  Such operations have been disposed and will not be a continuing component of the combined company.

[H]           To remove interest income related to the $2 million of cash that will be retained by the SAH stockholders (see note F above).

[I]           To record the issuance of 38,986,114 shares of SAH’s common stock in connection with the reverse acquisition.  Dilutive earnings per share were not presented, as the effect was anti-dilutive for the periods presented.

[J]           To eliminate $2,500,000 note payable / receivable between SAH and Sequoia.